Niagen Bioscience, Inc. Earnings Presentation First Quarter 2026 Nasdaq: NAGE | May 6, 2026

2 This presentation and other written or oral statements made from time to time by representatives of Niagen Bioscience contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2026 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows, planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we offer and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward-looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: our relationships with major customers; a decline in general economic conditions nationally and internationally; the market and size of the vitamin mineral and dietary supplement market and the intravenous market; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; our ability to develop pharmaceutical business; inability to raise capital to fund continuing operations or new product development; changes in government regulation or regulatory priorities of government officials; the ability to complete customer transactions and capital raising transactions; inflationary conditions and adverse economic conditions; our history of operating losses; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities, including with respect to products seeking to compete in our market; mislabeling or other misleading marketing practices by competitors; economic and market instability, including as a result of tariffs or trade conflicts; and the risks and uncertainties associated with our business and financial condition in general. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  About Non-GAAP Financial Measures Niagen Bioscience’s non-GAAP financial measure, Adjusted EBITDA, is defined as net income before interest, provision for income taxes, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and other infrequent items, including gains recognized related to the sale of an operating segment and a royalty settlement, as well as the recovery of previously recognized credit losses from a legal settlement. Niagen Bioscience used this non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for Niagen Bioscience’s financial results in accordance with GAAP. Reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. Niagen Bioscience products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. Safe Harbor Statement

Table of Contents & Leadership Team 3 Rob Fried Chief Executive Officer Carlos Lopez SVP, General Counsel Andrew Shao SVP, Global Regulatory & Scientific Affairs Michiko Kelley Chief Marketing Officer 1. Highlights 2. Financial Results & Outlook 3.Scientific Updates 4.Contact Information Ozan Pamir Chief Financial Officer

(1) See slide 12 for the non-GAAP reconciliation 4 63.5% gross profit margin Diluted EPS of $0.07 $6.3 million net income $3.8 million Adjusted EBITDA(1) $66.5 million cash, no outstanding borrowings First Quarter 2026 Highlights $31.5 million net sales

Enterprise • Completed divestiture of Analytical Reference Standards and Services operating segment in an all-cash transaction, further streamlining operations and reinforcing focus on core NAD+ science and commercial growth • Board of directors approved an increase to the share repurchase program to $20 million and the Company repurchased $2.4 million of shares during the quarter Tru Niagen and Niagen Ingredient • Launched Niagen Skincare Innovation Lab and limited-release topical skincare product, Niagen NanoCloud™, to generate consumer insight and shape future topical innovation • Expanded the Niagen Plus™ channel with the Company’s first cruise ship clinic partnership, enabling the availability of Niagen IV across more than 80 Medi-Spa clinics operated by OneSpaWorld aboard high- end cruise ships Science • Expanded external research program to more than 300 material transfer agreements with over 200 institutions globally, reinforcing breadth of independent scientific research supporting Niagen® Operational Execution Supported Q1 2026 Performance 5

Performance Driven by Strong E-Commerce Performance 6 Q1 2026 Net Sales Q1 2026 Y/Y Growth Takeaways Total Niagen Bioscience $31.5M 3% • Excluding the impact of the divested segment in both periods, net sales increased approximately 5% YoY Tru Niagen $22.4M 4% • Consistent E-commerce performance delivering 14% growth • Impacted by lower sales to A.S. Watson, partially offset by higher sales with other distributor partners Niagen Ingredient $8.2M 2% • Higher sales to food-grade ingredient partners, partially offset by lower pharmaceutical-grade Niagen sales Positioned for What’s Next: We remain focused on executing our strategy, investing in key growth drivers and capturing long- term opportunities across core channels.

Q1 2026: Continued Profitability and Disciplined Operations (1) See slide 12 for the non-GAAP reconciliation. 7 Net Sales Q1 2026 +3% YoY Tru Niagen +4% Gross Margin Q1 2026 63.5% +10 bps Net Income Q1 2026 $6.3M Adj. EBITDA(1) $3.8M Cash & Liquidity YTD 2026 Cash used for Operations: $1.2M Quarter-End Cash: $66.5M Outstanding Borrowings: None 2026 Outlook (Updated) • Net sales growth reaffirmed at 10-15%, excluding divested operating segment in both years • G&A expense improved to up $3–$4 million (from $4–$5 million) • Continued strategic brand investment and commercial activities • Focus on NAD precursor innovation and development Delivered across net sales, profitability, and cash flow

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) Financial Highlights

Q1 2026 Net Sales: $31.5M (+3% YoY) 9 Q1 2026 Q1 2025 Tru Niagen $22.4M $21.5M E-Commerce $19.2M $16.8M Watson's & Other B2B $3.2M $4.7M Niagen Ingredients $8.2M $8.0M Food-grade Niagen® $7.3M $7.0M Pharmaceutical-grade Niagen® $0.9M $1.0M Other Ingredients $0.4M $0.2M Analytical Reference Standards & Services(1) $0.4M $0.8M Corporate and Other(2) $0.1M $0.0M $30.5M $31.5M Q1 2025 Q1 2026 56% 15% 23% +3% 61% 10% 23% (1) In February 2026, the Company divested its Analytical Reference Standards and Services operating segment. (2) Beginning March 2026 includes net sales from the transition services agreement (TSA) related to the disposition of the operating segment. TSA revenue is expected to continue only through the agreement’s anticipated completion in Q3 2026. Total Company: $29.7M $31.1M Q1 2025 Q1 2026 56% 15% 23% +5% 61% 10% 23% Total Company, excluding divested segment:

2025 – 2026 Net Sales Summary

($ in millions)

	2026	2025				
	Q1	Q1	Q2	Q3	Q4	FY
Ecommerce	19.2	16.8	18.1	19.0	20.2	74.1
Watson's & Other B2B	3.2	4.7	4.6	7.0	7.3	23.6
Total Tru Niagen	*22.4*	*21.5*	*22.7*	*26.0*	*27.5*	*97.7*
Food-grade Niagen	7.3	7.0	6.0	6.4	4.7	24.1
Pharmaceutical-grade Niagen	0.9	1.0	1.4	0.5	0.9	3.8
Total Niagen Ingredient	*8.2*	*8.0*	*7.4*	*6.9*	*5.6*	*27.9*
Niagen Related Revenues	***30.6***	***29.5***	***30.1***	***32.9***	***33.1***	***125.6***
Other Ingredients	0.4	0.2	0.2	0.3	0.0	0.7
Analytical Reference Standards & Services[1]	0.4	0.8	0.8	0.8	0.7	3.1
Corporate and Other[2]	0.1	0.0	0.0	0.0	0.0	0.0
Total Net Sales	***31.5***	***30.5***	***31.1***	***34.0***	***33.8***	***129.4***
Total Net Sales, Excluding Divested Segment	***31.1***	***29.7***	***30.3***	***33.2***	***33.1***	***126.3***
Tru Niagen as % of Total Net Sales	*71 %*	*71 %*	*73 %*	*77 %*	*81 %*	*75 %*
Niagen Related Revenues as % of Total Net Sales	*97 %*	*97 %*	*97 %*	*97 %*	*98 %*	*97 %*
YoY Growth Rate - Net Sales						
Total Company	3 %	38 %	37 %	33 %	16 %	30 %
Niagen Related	4 %	37 %	38 %	33 %	18 %	31 %
Total Tru Niagen	4 %	24 %	22 %	44 %	21 %	27 %

(1) In February 2026, the Company divested its Analytical Reference Standards and Services operating segment.
(2) Beginning March 2026 includes net sales from the transition services agreement (TSA) related to the disposition of the operating segment. TSA revenue is expected to continue only through the agreement's anticipated completion in Q3 2026.

Niagen. BIOSCIENCE 10

Three Months Ended March 31, ($ in thousands) 2026 2025 Net Sales 31,474 30,481 Gross Profit % of Net Sales 19,976 63.5% 19,331 63.4% Sales and Marketing % of Net Sales 9,675 30.7% 8,117 26.6% Research and Development 1,481 1,258 General and Administrative (1) 7,244 5,184 Operating Income 1,576 4,772 Nonoperating - Gain on Sale of Operating Segment (2) 4,784 — Net Income 6,318 5,063 Adjusted EBITDA (3) 3,835 4,894 Key P&L Metrics 11 (1) G&A in Q1 2025 was reduced by a $1.3 million recovery of prior credit losses related to the Elysium Health legal settlement. (2) Reflects the gain on sale related to the divestiture of the analytical reference standards and services operating segment in February 2026. (3) See slide 12 for the non-GAAP reconciliation.

Adjusted EBITDA Summary

Reconciliation of Non-GAAP Financial Measures

(In thousands)

	Three Months Ended				FY	Three Months Ended
	Q1 2025	Q2 2025	Q3 2025	Q4 2025	2025	Q1 2026
Net income, as reported	$ 5,063	$ 3,609	$ 4,578	$ 4,132	$ 17,382	$ 6,318
Adjustments						
Interest income, net	(459)	(552)	(564)	(552)	(2,127)	(375)
Provision for income taxes	168	128	222	292	810	417
Depreciation	158	158	157	139	612	116
Amortization of intangibles	37	38	38	60	173	175
Noncash lease expense	173	159	164	169	665	173
Share-based compensation	1,075	1,488	1,756	1,748	6,067	1,716
Severance and restructuring	4	21	10	53	88	79
Gain on settlement of royalty obligation (1)	—	—	—	(1,983)	(1,983)	—
Recovery of credit losses related to legal settlement (2)	(1,325)	—	—	—	(1,325)	—
Gain on sale of operating segment (3)	—	—	—	—	—	(4,784)
Adjusted EBITDA	$ 4,894	$ 5,049	$ 6,361	$ 4,058	$ 20,362	$ 3,835

Adjusted EBITDA was $3.8 million in Q1 2026, reflecting underlying operating performance, with non-core divestiture gains excluded.

(1) Gain recognized related to the settlement of royalty obligations from an agreement with Queen's University of Belfast.
(2) The recovery of credit losses stems from the 2024 legal settlement with Elysium Health, LLC, paid in two installments, reversing a bad debt write-off from 2019.
(3) Gain related to the sale of the Company's Analytical Reference Standards and Services operating segment.

Niagen. BIOSCIENCE 12

Strong balance sheet allowing financial and operational flexibility. Quarterly Balance Sheet Highlights (in thousands) 3/31/25 6/30/25 9/30/25 12/31/25 3/31/26 Key Drivers (Q4 2025 vs Q1 2026) Cash $55,616 $60,474 $64,290 $64,788 $66,549 Up $1.8 million primarily driven by net income and proceeds from the sale of non-core business, partially offset by share repurchases Inventory 11,185 14,406 18,791 20,424 24,016 Up $3.6 million to scale inventory to support business growth and planned commercial activities, representing a peak level with normalization expected through the remainder of the year Trade Receivables 7,052 9,656 8,506 9,741 13,068 Up $3.3 million driven by modestly higher sales and collection timing, including a $1.3 million receivable collected in April and a temporary impact from Amazon reserve holdbacks Accrued Liabilities 9,050 7,381 8,700 7,722 7,621 Down $0.1 million driven by changes in and timing of expenses, consistent with historic trends Accounts Payable 10,632 13,680 12,742 10,796 13,277 Up $2.5 million driven by increased inventory purchases and timing of disbursements Equity $55,345 $64,195 $70,676 $76,533 $82,330 Up $5.8 million driven by net income, share-based compensation and proceeds from stock option exercises, partially offset by share repurchases 13

Cash Flow Highlights

(in thousands)	Three Months Ended				FY 2025	Three Months Ended
	3/31/25	6/30/25	9/30/25	12/31/25		3/31/26
Net Income	$5,063	$3,609	$4,578	$4,132	$17,382	$6,318
Working Capital	2,681	(4,399)	(3,004)	(3,669)	(8,391)	(5,017)
Cash From / (Used for) Operations	7,883	1,250	3,692	679	13,504	(1,194)
Cash From / (Used for) for Investing	(32)	(135)	(24)	(101)	(292)	5,245
Cash From / (Used for) Financing	3,105 [1]	3,743 [2]	148 [3]	(80) [4]	6,916 [5]	(2,290) [6]
Net Increase in Cash	**$10,956**	**$4,858**	**$3,816**	**$498**	**$20,128**	**$1,761**
Ending Cash Balance	**$55,616**	**$60,474**	**$64,290**	**$64,788**	**$64,788**	**$66,549**

Strategic investments during the quarter to support core operations and execute share repurchases, partially offset by gains from the sale of non-core operating segment.

1. Includes $3.1 million in proceeds from the exercise of stock options.
2. Includes $3.7 million in proceeds from the exercise of stock options.
3. Includes $0.2 million in proceeds from the exercise of stock options.
4. Includes $0.2 million in proceeds from the exercise of stock options and ($0.3) million in repurchase of common stock
5. Includes $7.2 million in proceeds from the exercise of stock options and ($0.3) million in repurchase of common stock.
6. Includes $0.1 million in proceeds from the exercise of stock options and ($2.4) million in repurchase of common stock.

Niagen. BIOSCIENCE 14

Continued momentum in net sales, supported by strategic investments to strengthen brand and foster scientific innovation while maintaining operational efficiency. 2026 Financial Outlook 15(1) FY 2025 actual G&A includes the recovery of approximately $1.3 million in credit losses related to the legal settlement with Elysium Health, LLC. 2025 Actual ($ in thousands) 2026 Full Year Outlook Key Drivers Net Sales (Net sales, excluding divested segment) $129,423 ($126,347) Increasing between 10-15% Y/Y (excluding Analytical Reference Standards and Services segment) • Includes growth from E-commerce business and recurring net sales from established partnerships • Includes net sales from new B2B partnerships and sales channels Gross Margin % 64.3% Slight improvement Y/Y • Includes continued scaling of favorable product mix • Includes benefit from lower-cost inventory sales Sales & Marketing $35,506 Up in absolute dollars and as a % of net sales Y/Y (vs 27.4% of net sales in FY 2025) • Strategic investments to drive customer acquisition and retention while enhancing marketing efficiencies • Includes targeted investments to support the launch of new verticals Research & Development $6,330 Up in absolute dollars Y/Y • Includes investments into pharmaceutical development and external research in order to support new product development and innovation General & Administrative(1) $27,057 Up $3.0 to $4.0 million in absolute dollars Y/Y • Includes infrastructure and legal investments to support scalable growth • Increased share-based compensation expense.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 16 The Science

Scientific Advisory Board 17

18 Clinical Studies on Oral Niagen® in Multiple Health Areas Note: Highlighted achievements in duration, participation, and dosage only consider peer-reviewed, published studies. Status of clinical studies presented as of April 24, 2026.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) 19 Contact Info: Niagen Bioscience Investor Relations: KCSA Strategic Communications Valter Pinto, Managing Director T: +1 (212) 896-1254 Niagen@kcsa.com www.niagenbioscience.com Where to purchase Tru Niagen® TruNiagen.com Find Health Clinics Offering Niagen® Plus NiagenPlus.com